UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 1, 2016, members of the management of J. C. Penney Company, Inc. (the “Company”) will make a presentation to potential lenders in connection with the Company’s previously announced proposed refinancing of its senior secured real estate term loan. The presentation includes a description of the real estate assets that will be included as collateral for the refinancing transaction, which have been appraised at an aggregate value of approximately $3.1 billion as of June 1, 2016. Such assets include 285 JCPenney department stores, appraised at approximately $2.625 billion, and nine distribution centers, appraised at approximately $483 million. Certain properties included in such assets having an aggregate appraised value of approximately $109 million (approximately 3.5% of the aggregate appraised value of all properties included as collateral) will not be required to be mortgaged unless they are still owned by the Company one year after the closing of the refinancing transaction.
A copy of the Company’s press release announcing the proposed refinancing transaction is furnished herewith as Exhibit 99.1.
The information being furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit 99.1     J. C. Penney Company, Inc. News Release issued June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
J. C. PENNEY COMPANY, INC.

By /s/ Edward Record
Edward Record
Executive Vice President and
Chief Financial Officer

Date: June 1, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	J. C. Penney Company, Inc. News Release issued June 1, 2016